                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

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Notes:

                                       March 5, 1999



Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of New Hampshire Thrift Bancshares, Inc. (the "Company" or "NHTB"), the holding company for Lake Sunapee Bank, fsb (the "Bank" or "LSB"), to be held on April 8, 1999, at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire, at 10:00 a.m.

    The items of business which will be considered and voted upon this year are explained in the accompanying Proxy Statement. Even if you are planning to attend, please complete and return the enclosed Proxy Card. This will guarantee that your preference will be expressed, and you will still be able to vote your shares in person if you attend.

    If you have any questions about the Proxy Statement or the 1998 Annual Report, please let us hear from you.

                                       Sincerely,


                                       /s/ John J. Kiernan

                                       John J. Kiernan
                                       Chairman of the Board

                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.
                                 9 MAIN STREET
                                  P.O. BOX 9
                               NEWPORT, NH 03773
                                (603) 863-0886

                   Notice of Annual Meeting of Stockholders

                         Date:   Thursday, April 8, 1999
                         Time:   10:00 a.m., local time
                         Place:  Lake Sunapee Bank Building
                                 1868 Room
                                 9 Main Street
                                 Newport, NH 03773


     At our 1999 Annual Meeting, we will ask you to:

     . Elect four directors to serve for a three-year term expiring at the 2002 annual meeting. The following four directors are the Board of Directors' nominees:

          Leonard R. Cashman  Stephen W. Ensign  Dennis A. Morrow
          Kenneth D. Weed

     . Ratify the appointment of Shatswell MacLeod & Co., P.C. as our independent certified public accountants for the fiscal year ending December 31, 1999; and

     .    Transact any other business as may properly come before the Annual
          Meeting.

     You may vote at the Annual Meeting if you were a stockholder of the Company at the close of business on February 12, 1999, the record date.


                                By Order of the Board of Directors,


                                /s/ Linda L. Oldham

                                Linda L. Oldham
                                Secretary

Newport, New Hampshire
March 5, 1999


     THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING IF YOU DESIRE, AND YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING. PLEASE INDICATE ON THE PROXY CARD IF YOU WILL BE ATTENDING THE MEETING.

                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.
                                 9 MAIN STREET
                                   P.O. BOX 9
                          NEWPORT, NEW HAMPSHIRE 03773
                                 (603) 863-0886
                         -----------------------------

                                PROXY STATEMENT

                         -----------------------------



General

     We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

     We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about March 5, 1999 to all stockholders entitled to vote. If you owned the Company's common stock ("Common Stock") at the close of business on February 12, 1999, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 2,104,285 shares of Common Stock outstanding.

Quorum

       A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least one-third of the total number of the outstanding shares of Common Stock of the Company entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

     You are entitled to one vote at the Annual Meeting for each share of the Company's Common Stock that you owned as of record at the close of business on February 12, 1999. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

     You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice
                            ---
of the Annual Meeting.

     If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote Required

Proposal 1:             The four nominees for director who receive the most
Elect Four Directors    votes will be elected. So, if you do not vote for a
                        nominee, or you indicate "withhold authority" for any nominee on your proxy card, your vote will not count
                        "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.


Proposal 2:             The affirmative vote of a majority of the shares present
Ratify Appointment      in person or by proxy at the Annual Meeting and entitled
of Independent          to vote on this proposal is required to ratify the
Public Accountants      appointment of Shatswell, MacLeod & Co., P.C. as the
                        Company's independent certified public accountants. So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Effect of Broker Non-Votes

     If your broker holds shares that you own in "street name," the broker may vote your shares on the two proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the
                                                                ---
proposals, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote":

 .    Proposal 1: Elect Four Directors.  A broker non-vote would have no effect on the outcome this proposal because only a plurality of votes cast is required to elect a director.

 .    Proposal 2:  Ratify Appointment of Independent Public Accountants.  A
     broker non-vote would have no effect on the outcome of this proposal.

Revoking Your Proxy

     You may revoke your proxy at any time before it is exercised by:

 .     Filing with the Secretary of the Company a letter revoking the proxy;
 .     Submitting another signed proxy with a later date; and
 .     Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

      If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.

Solicitation of Proxies

     The Company will pay the costs of soliciting proxies from its stockholders. The Company has engaged Morrow & Co., Inc. to assist in the solicitation of proxies for the meeting. The Company will pay Morrow & Co., Inc. for its services:

 .     $2,500 in fees; and
 .     out-of-pocket expenses.

     Directors, officers or employees of the Company and the Bank may also solicit proxies by:

 .    mail;
 .    telephone; and
 .    other forms of communication.

     We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-KSB

     If you would like a copy of our Annual Report on Form 10-KSB for the year ended December 31, 1998, which will be filed with the Securities and Exchange Commission ("SEC"), we will send you one (without exhibits) free of charge. Please write to:

     Linda L. Oldham
     Secretary
     New Hampshire Thrift Bancshares, Inc.
     9 Main Street
     Newport, NH 03773

                       PROPOSAL 1--ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors currently consists of twelve members. The Board nominated Leonard R. Cashman, Stephen W. Ensign, Dennis A. Morrow and Kenneth D. Weed for election as directors at the Annual Meeting. All four of the nominees are currently serving on the Company's Board of Directors. If you elect the nominees, they will hold office until the Annual Meeting in 2002, or until their successors have been elected.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

     Set forth below is certain biographical information with respect to the nominees, the continuing Directors and Executive Officers. Each of these persons has been engaged in the principal occupation or employment specified for the past five years unless otherwise noted.

Nominees for Election as Director--Terms to Expire in 2002

      Leonard R. Cashman, age 56, a resident of Etna, New Hampshire, is an owner and a partner of C.O.H. Properties, and owner, President and a Director of C.O.H. Enterprises, Inc., and a partner in Etna Real Estate Associates. He is also involved in the marketing of specialized group medical insurance products. He was formerly Vice President and General Manager of P&C Foods, Inc. Mr. Cashman has been a director since 1997.

     Stephen W. Ensign, age 51, has been associated with LSB since 1971 and served as Senior Vice President, Senior Loan Officer and Executive Vice President prior to his election as President, Chief Operating Officer and Director, effective May 1987. On January 1, 1992 he was elected Chief Executive Officer of LSB. Mr. Ensign is a Director of NHTB, having served in such capacity since 1989. Formerly its Executive Vice President, he was elected President and Chief Executive Officer of the Company effective January 1, 1992. In 1997, Mr. Ensign was elected Vice Chairman of the Board of Directors of both NHTB and LSB.

     Dennis A. Morrow, age 62, is Sales Manager of Cote and Reney Lumber Company in Grantham, New Hampshire, and has been associated with this firm for 20 years. He has served as a Director of LSB since 1984 and NHTB since 1989.

     Kenneth D. Weed, age 72, is a partner of L.E. Weed & Sons, a cement manufacturer located in Newport, New Hampshire. He has served as a Director of LSB since 1973, and NHTB since 1989.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS.

Continuing Directors

Class II Directors--Terms to Expire in 2000

     Ralph B. Fifield, Jr., age 74, retired in 1995 from his position as Executive Vice President of LSB. From April 1987 to August 1990, Mr. Fifield was employed as a regional president of BankEast Corporation, Hanover, New Hampshire. Prior to that, he was a Senior Vice President at the First National Bank of Boston where he retired after 37 years of service. He has served as a Director of LSB and NHTB since 1990.

     John A. Kelley, JR., age 69, is a retired building contractor from Warner, New Hampshire, and is the owner of a commercial laundromat located in Warner, New Hampshire. He has served as a Director of LSB since 1975, and NHTB since 1989.

     Jack H. Nelson, age 54, a resident of Hanover, New Hampshire, is the Chairman of the Board of Directors of North East Environmental Products Inc., a manufacturer and distributor of water treatment equipment. Additionally, Mr. Nelson is President of the Hanover Water Company. Mr. Nelson has been a director since 1997.

     Priscilla W. Ohler, age 74, has resided in New London, New Hampshire for over 40 years. She is a volunteer in various state and community activities. Mrs. Ohler has served as a Director of LSB since 1981, and NHTB since 1989.

Class III Directors--Terms to Expire in 2001

     John J. Kiernan, age 72, has been associated with LSB since 1960. He has served as a Director of the Bank since 1968 and was elected Chairman of the Board in 1984. He has served as a Director and Chairman of the Board of NHTB since 1989. Prior to his retirement on December 31, 1991, he served as Chief Executive Officer of LSB and President and Chief Executive Officer of NHTB. Mr. Kiernan is the father-in-law of Stephen R. Theroux.

     Stephen R. Theroux, age 49, was elected Executive Vice President of LSB effective May, 1987. He has served as a Director of LSB since 1986. Mr. Theroux is Executive Vice President and Director of NHTB having served in such capacities since 1989. Mr. Theroux has served as Chief Operating Officer of LSB since 1997. Mr. Theroux is the son-in-law of John J. Kiernan.

     Peter R. Lovely, age 55, has been associated with LSB since 1980. In 1983, he formed the Brokerage Services Department and served as Investment Manager of the Newport, New London, and Upper Valley offices until his retirement in 1998. He has served as a director of LSB since 1996.

     Joseph B. Willey, age 56, is a resident of Norwich, Vermont. Mr. Willey is a principal owner, the President and a Director of Pro-Cut International, Inc., a company engaged in the manufacture, sale and export of automotive repair products. He was previously a principal owner and a Vice President of Northern States Tire Corporation. He has served as a director of LSB since 1997.

INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

     The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company's executive officers and management oversee the day-to-day operations of the Company. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

     The Board of Directors held fourteen meetings during the fiscal year ended December 31, 1998. Each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period, unless such absences were otherwise excused by the Board of Directors.

Committees of the Board

     The Board of Directors of the Company has established the following committees:

EXECUTIVE          The Executive Committee considers strategic, planning and
COMMITTEE          industry issues and is authorized to act as appropriate
                   between meetings of the Board of Directors.

                   Directors Ensign, Kelley, Kiernan, Theroux and Weed serve as members of the committee.

                   The Executive Committee met four times in the 1998 fiscal year.

AUDIT              The Audit Committee is responsible for review of the
COMMITTEE          reports by the internal auditor and independent public
                   accountants of LSB and NHTB, and to make recommendations to management, based on its review of these reports, for improved or changed operating procedures that it considers desirable or necessary.

                   Directors Fifield, Kiernan, Morrow, Nelson and Ohler serve as members of the committee.

                   The Audit Committee met one time in the 1998 fiscal year.

CORPORATE          The Corporate Organization Committee reviews the corporate
ORGANIZATION       structure of the Company and the committee of the Board and
COMMITTEE          makes recommendations to management for improvements to
                   corporate structure.

                   Directors Kiernan, Ensign, Fifield, Kelley, Theroux and Weed serve as members of the committee.

                   The Corporate Organization Committee met three times in the 1998 fiscal year.

     The full Board of Directors acts as a Nominating Committee for the Company. Nominations, other than those made by or at the direction of the Board of Directors of the Company, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company, not less than 30 nor more than 90 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed or such public disclosure was made.

Directors' Compensation

     All of the Directors of the Company also serve and are compensated as Directors of LSB. The Chairman of the Board of Directors receives an annual retainer of $17,000. Each other non-employee director of LSB receives an annual retainer of $12,000 plus an additional $100 for each committee meeting attended. Non-employee directors are also eligible for awards under the NHTB Stock Option Plans.

Executive Officers

     The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.

      Name                 Position Held with the Company and the Bank
      ----                 -------------------------------------------
      John J. Kiernan      Chairman of the Board of Directors
      Stephen W. Ensign    Vice Chairman, President and Chief Executive Officer
      Stephen R. Theroux   Executive Vice President and Chief Operating Officer
      Daryl J. Cady        Senior Vice President and Chief Financial Officer

     The Board of Directors elects the executive officers of the Company and the Bank, annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. The Company has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment. See "--Employment Agreements."

     Biographical information of executive officers of the Company and the Bank is set forth below.

     John J. Kiernan, age 72, has been associated with LSB since 1960. He has served as a Director of the Bank since 1968 and was elected Chairman of the Board in 1984. He has served as a Director and Chairman of the Board of NHTB since 1989. Prior to his retirement on December 31, 1991, he served as Chief Executive Officer of LSB and President and Chief Executive Officer of NHTB. Mr. Kiernan is the father-in-law of Stephen R. Theroux.

     Stephen W. Ensign, age 51, has been associated with LSB since 1971 and served as Senior Vice President, Senior Loan Officer and Executive Vice President prior to his election as President, Chief Operating Officer and Director, effective May 1987. On January 1, 1992 he was elected Chief Executive Officer of LSB. Mr. Ensign is a Director of NHTB, having served in such capacity since 1989. Formerly its Executive Vice President, he was elected President and Chief Executive Officer of the Company effective January 1, 1992. In 1997, Mr. Ensign was elected Vice Chairman of the Board of Directors of both NHTB and LSB.

     Stephen R. Theroux, age 49, was elected Executive Vice President effective May, 1987 and previously served as Chief Financial Officer . He has served as a Director of LSB since 1986. Mr. Theroux is Executive Vice President and Director of NHTB having served in such capacities since 1989. Mr. Theroux has served as Chief Operating Officer of LSB since 1997. Mr. Theroux is the son-in-law of John J. Kiernan.

     Daryl J. Cady, age 37, has been associated with LBS since 1985 and has served in various positions since that time. Ms. Cady was elected Senior Vice President and the Chief Financial Officer of the Bank and the Company effective April, 1998. Ms. Cady is a certified public accountant, a member of the AICPA, and a member of the Financial Managers Society. Ms. Cady received her Bachelors of Science from Franklin Pierce College and her MBA from the University System of New Hampshire.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     Since the formation of the Company in April 1989, none of its Executive Officers and Directors have received any compensation from the Company. The Directors and Executive Officers have received all of their remuneration from LSB.

     The following table provides certain summary information concerning compensation paid or accrued by LSB to or on behalf of the Company's Chief Executive Officer and the Chief Operating Officer (the "Named Executive Officers") for the last three fiscal years ended December 31, 1998. During that time, no other Executive Officer received compensation in excess of $100,000.

                                            Annual Compensation                      Long Term Compensation
                                    --------------------------------------         ---------------------------

                                                                                   Securities
                                                                                   Underlying     All Other
                                                  Salary        Bonus                Options     Compensation
Name and Principal Position           Year         ($)           ($)                  (#)          ($)(1)
--------------------------------      ----       ---------     --------            ----------    ------------
Stephen W. Ensign, CEO..........      1998        $156,000      $15,600              3,500         $15,600

                                      1997        $150,000      $15,000                 --         $15,000

                                      1996        $135,000      $10,618              6,500         $13,500

Stephen R. Theroux, Executive
 Vice President and COO.........      1998        $114,400      $11,440              3,500         $11,440

                                      1997        $110,000      $11,000                  -         $11,000

                                      1996        $ 95,000      $ 7,472              4,600         $ 9,500

-------------------------------
(1) Includes contributions made by LSB on behalf of the Named Executive Officers to LSB's Profit Sharing-Stock Ownership Plan, a plan qualified under Sections 401(a) and (k) of the Internal Revenue Code, and amounts credited on behalf of the Named Executive Officers to LSB's Supplemental Executive Retirement Plan, a nonqualified, unfunded deferred compensation plan.

         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Stephen W. Ensign as Chief Executive Officer. The employment agreement is for a period of five years and extends automatically for one additional year on each anniversary date unless either LSB or Mr. Ensign gives contrary written notice in advance. For 1999, the Board has set Mr. Ensign's salary at $165,000. The employment agreement provides for participation in discretionary bonuses, retirement and employment benefit plans and other fringe benefits available to LSB's executive employees.

     The Board of Directors may terminate the employment agreement of Mr. Ensign at any time with or without cause. However, termination without cause would subject LSB to liability for an amount equal to the salary for the remaining term of the agreement without an offset for compensation received from any new employment. Under the terms of the agreement, in the event of a change in control of NHTB or LSB resulting in termination of the agreements, LSB would be liable for an amount equal to five times Mr. Ensign's average salary in the previous five years. Change in control for purposes of the agreement occurs when any person becomes the beneficial owner of 25% or more of the voting shares of LSB's outstanding securities or, if as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, a majority of the Board of Directors is not constituted by individuals who were directors before such transaction.

     The Company has also entered into an employment agreement with Stephen R. Theroux, Executive Vice President and Chief Operating Officer of the Company and LSB. In the event of a change in control of NHTB or LSB resulting in termination of the agreement, LSB would be liable for an amount equal to five times Mr. Theroux's average salary in the previous five years. Change in control has the same meaning in Mr. Theroux's employment agreement as it does in Mr. Ensign's employment agreement. If a change of control occurred, the severance amount payable to Mr. Theroux exceeds $100,000. Mr. Theroux's annual base salary for fiscal 1999 has been set at $119,000.


                               STOCK OPTION PLANS

     Long-term incentives are provided to the Named Executive Officers through awards made under the Stock Option Plans established by NHTB from time to time. Currently, shares remain available for the issuance of option awards under NHTB's 1996 and 1998 Stock Option Plans. All salaried employees and directors are eligible to be granted options under the 1996 and 1998 Plans. The 1996 and 1998 Plans provide for the issuance of "incentive stock options" qualified under
Section 422 of the Internal Revenue Code and "non-qualified stock options." The 1996 and 1998 Plans are administered by the Compensation Committee of the Board of LSB, which has the authority to select the employees and directors who will be awarded options and determine the amount and other conditions of such awards subject to the terms of the Plans.

     No option issued under the Option Plans is exercisable after the tenth anniversary from the date it was granted. During the optionee's lifetime, only the optionee can exercise the option. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. Pursuant to Section 422 of the Code as to incentive stock options, the aggregate fair market value of the stock for which any employee may be granted options which first become exercisable in any calendar year generally may not exceed $100,000. In addition, no grant may be made to any employee owning more than 10% of the shares of NHTB unless the exercise price is at least 110% of the share's fair market value and such option is not exercisable more than five years following the option grant.

     NHTB will receive no monetary consideration for the granting of options under the Option Plans. Upon the exercise of options, NHTB receives payment from optionees in exchange for shares issued. During the last fiscal year, NHTB did not adjust or amend the exercise price of stock options previously awarded.

     The following table summarizes the grants that were made to the Named Executive Officers during fiscal year 1998.

                     Option/SAR Grants in Fiscal Year 1998

                                                                   Individual Grants
                                                                   -----------------

                                                                                                                Potential Realizable
                                                             Percent of                                           Value at Assumed
                                              Number of        Total                                                Annual Rate of
                                              Securities    Options/SARs                                             Stock Price
                                              Underlying      Granted to                                           Appreciation for
                                              Options/SAR     Employees in      Exercise or                         Option Term(2)
                                                Granted       Fiscal Year       Base Price         Expiration         5%     10%
                                                (#)(1)            (%)          ($ per Share)          Date           ($)     ($)
                                                ------            ---           -----------           ----           ---     ---
Name
----
Stephen W. Ensign
  President and Chief Executive Officer......    3,500          10.0%              $21.00            1/2/08        46,224  117,140

Stephen R. Theroux
Executive Vice President and Chief
  Operating Officer........................ ..   3,500          10.0%              $21.00            1/2/08        46,224  117,140

---------------------
(1) All options granted are incentive stock options which become exercisable immediately upon grant.
(2) The potential realizable dollar amounts are based on assumed rates of appreciation prescribed for illustration purposes under the rules of the Securities and Exchange Commission. The Company expresses no opinion regarding whether these levels of appreciation will be realized and expressly disclaims any representation to that effect.

     The following table provides information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.

     Aggregate Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Values

                                                                                    Value of
                                                                Number of          Unexercised
                                                               Unexercised        In-the-Money
                                                                Options at         Options at
                                 Shares                         FY-End (#)          FY-End($)
                                Acquired          Value        Exercisable/       Exercisable/
      Name                   on Exercise (#)   Realized($)    Unexercisable    Unexercisable/(3)/
      ----                   ---------------   -----------    --------------   -------------------
Stephen W. Ensign/(1)/                 --             --           18,855              92,495

Stephen R. Theroux/(2)/             2,300         23,862            3,500                  --

-----------------------
(1) All of Mr. Ensign's unexercised options are exercisable. The number of unexercised options consists of 3,500 under the 1996 Plan, 6,500 under the 1987 Plan and 8,855 under the 1986 Plan.
(2) All of Mr. Theroux's unexercised options are exercisable. The number of unexercised options consists of 3,500 under the 1996 Plan.
(3) Based upon a market price of $15.50 per share at December 31, 1998, minus the exercise price.

                                RETIREMENT PLAN

     LSB provides eligible employees with a qualified defined benefit plan (the "Retirement Plan") designed to meet the requirements of Section 401(a) of the Internal Revenue Code and the Employee Retirement Income Security Act ("ERISA"). Eligible employees must be at least 21 years of age and must have been employed by LSB for at least one year. Eligible employees are 100% vested after six years participation. Directors of LSB are not eligible to participate in the Retirement Plan. During 1998, all eligible employees of LSB and its subsidiaries participated in the Retirement Plan. After attainment of normal retirement age (i.e., age 65), a vested participant is entitled to received normal retirement benefits based upon years of service and level of compensation. Benefits to participants with less than 22 years of service will be reduced by 1/22 for each year of service less than 22. At December 31, 1998, Mr. Ensign had 27.4 years of service and Mr. Theroux had 11 years of service under the Retirement Plan. The Retirement Plan is funded entirely by contributions from LSB. The amount of annual contributions are determined based on an actuarial analysis of an annual census of LSB's eligible employees and their salaries at December 31 of each year.

     The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous Plan provisions available for various levels of compensation and years of service. Benefits are computed based on an average of an employee's highest three years salary out of the last ten years of employment. There is no Social Security or other offset amount. The figures in this table are based upon the assumption that the Plan continues in its present form and certain other assumptions regarding employee participation.

                   Estimated Annual Benefits Payable for Life

                                 Years of Service at Retirement (Age 65)
                           ----------------------------------------------------
Average Annual Pay(1)      10 Years   15 Years   20 Years   25 Years   30 Years
------------------------   --------   --------   --------   --------   --------
$50,000..................   $ 7,756     11,633     15,511     17,062     17,062
 70,000..................    11,656     17,483     23,311     25,642     25,642
 90,000..................    15,556     23,333     31,111     34,222     34,222
110,000..................    19,456     29,183     38,911     42,802     42,802
130,000..................    23,356     35,033     46,711     51,382     51,382
150,000..................    27,258     40,883     54,511     59,962     59,962
160,000..................    29,206     43,808     58,411     64,252     64,252

_____________________
(1) The definition of pay taken into account for determining benefit payments under the Plan includes substantially the same items of compensation reflected in the Annual Compensation column of the Summary Compensation Table set forth above, but limited to the annual amount that may be taken into account under Section 401(a)(17) of the Code ($160,000 for 1998).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

      As of February 12, 1999, no person or group of persons was known to the Company to "beneficially own" 5% or more of the Company's Common Stock as of December 31, 1998. In this proxy statement, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) of February 12, 1999. Two or more persons may be considered the beneficial owner of the same share. We obtained the information provided in the following table from filings with the

SEC and with the Company. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.

     The following table shows the number of shares of the Company's Common Stock beneficially owned by each director and executive officer, and all directors and executive officers of the Company as a group, as of February 12, 1999. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name.

                                                     Number of Shares and

Directors, Nominees, and Executive Officers     Nature of Beneficial Ownership          Percentage of Total Shares
-------------------------------------------     ------------------------------          --------------------------
Leonard R. Cashman..........................              9,926(1)                                 .47%
Stephen W. Ensign...........................             52,567(2)                                2.50
Ralph B. Fifield, Jr........................             15,800(3)                                 .75
John A. Kelley, Jr..........................             13,052(4)                                 .62
John J. Kiernan.............................             25,970(5)                                1.23
Peter R. Lovely.............................             33,639(6)                                1.60
Dennis A. Morrow............................             21,850(7)                                1.04
Jack H. Nelson..............................             16,158(8)                                 .77
Priscilla W. Ohler..........................             15,899(9)                                 .76
Stephen R. Theroux..........................             20,149(10)                                .96
Kenneth D. Weed.............................             23,456(11)                               1.11
Joseph B. Willey............................             60,216(12)                               2.86
Total owned by Directors, Nominees and
   Executive Officers as a group
   (13 persons).............................            309,503                                  14.71%

(1) Includes 3,717 shares held jointly by Mr. Cashman and his wife with shared voting and investment power and 2,500 shares subject to outstanding options.
(2) Includes 27,123 shares held jointly by Mr. Ensign and his wife with shared voting and investment power, 200 shares held by Mr. Ensign as custodian for his minor child under the Uniform Gift to Minors Act for which he has sole voting and investment power, and 18,855 shares subject to outstanding options.
(3)  Includes 8,500 shares subject to outstanding options.
(4) Includes 10,552 shares held jointly by Mr. Kelley and his wife with shared voting and investment power, with 2,500 shares subject to outstanding options.
(5) Includes 13,502 shares held jointly by Mr. Kiernan and his wife with shared voting and investment power, with 130 shares held by his wife in addition to 1,898 shares held in a spousal IRA for which his wife has sole voting and investment power and to which Mr. Kiernan disclaims beneficial ownership, and 8,500 outstanding options.
(6) Includes 18,107 shares held jointly by Mr. Lovely and his wife with shared voting and investment power, with 300 shares held individually by his wife in addition to 1,161 shares held in a spousal IRA for which his wife has sole voting and investment power to which Mr. Lovely disclaims beneficial ownership.
(7)  Includes 6,500 shares subject to outstanding options.
(8)  Includes 2,500 shares subject to outstanding options.
(9)  Includes 6,500 shares subject to outstanding options.
(10) Includes 11,808 shares held jointly by Mr. Theroux and his wife with shared voting and investment power, and 3,500 shares which are subject to outstanding options.
(11) Includes 7,478 shares held in trust by Mr. Weed's wife, and 8,500 shares subject to outstanding options.
(12) Includes 15,323 shares held jointly by Mr. Willey and his wife with shared voting and investment power, 24,582 shares held by Mr. Willey as custodian for his minor children under the Uniform Gift to Minors Act for which he has sole voting power, 17,122 shares held in an IRA for which he has sole voting and investment power, and 2,500 shares subject to outstanding options.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     LSB maintains a policy that loans to Directors, Executive Officers and principal shareholders must be made on substantially the same terms as those prevailing for loans to unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, Board of Directors approval (with the interested person abstaining) of aggregate loans to such persons in excess of the higher of $25,000 or 5% of unimpaired capital and surplus, and in any event if more than $500,000 is required. A limit has also been imposed on aggregate loans to a Director, Executive Officer and principal shareholder of the higher of 2.5% of a bank's capital and unimpaired surplus or $25,000, but in no event more than $100,000 (excluding certain home and education loans).

                 COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires that the Company's directors, executive officers, and any person holding more than ten percent of the Company's Common Stock file with the SEC reports of ownership changes, and that such individuals furnish the Company with copies of the reports.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them.


              PROPOSAL 2--RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Shatswell MacLeod & Co., P.C. as our independent public auditors for the Company for the fiscal year ending December 31, 1999, and we are asking stockholders to ratify the appointment.

     One or more representatives of Shatswell, MacLeod & Company, P.C. are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF SHATSWELL, MACLEOD & COMPANY, P.C. AS INDEPENDENT AUDITORS.

     A majority of the votes cast is required for ratification. If the shareholders fail to ratify the appointment, such action will be considered as a direction to the Board of Directors to select another independent auditing firm.

                                 OTHER BUSINESS

     We know of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

                             ADDITIONAL INFORMATION

Information About Stockholder Proposals

     If you wish to submit proposals to be included in our 1999 proxy statement for the 2000 Annual Meeting of Stockholders, we must receive them by November 5, 1999, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. (S)240.14a-8 of the rules and regulations promulgated by the SEC.

     In addition, under the Company's Bylaws, if you wish to nominate a director or bring other business before an annual meeting:

 .    You must be a stockholder of record and have given timely notice in writing to the Secretary of the Company.

 .    Your notice must contain specific information required in our Bylaws.


                                    By Order of the Board of Directors,


                                    /s/ Linda L. Oldham

                                    Linda L. Oldham
                                    Secretary


Newport, New Hampshire
March 5, 1999



TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

New Hampshire Thrift Bancshares, Inc.                           REVOCABLE PROXY



  This Proxy is solicited on behalf of the Board of Directors of New Hampshire Thrift Bancshares, Inc. for the Annual Meeting of Stockholders to be held on April 8, 1999.

     The undersigned stockholder of New Hampshire Thrift Bancshares, Inc. hereby appoints John J. Kiernan and Ralph B. Fifield, Jr., and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of New Hampshire Thrift Bancshares, Inc. held of record by the undersigned on February 12, 1999, at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Standard Time, on April 8, 1999, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 1999 Annual Meeting of Stockholders and Proxy Statement, dated March 5, 1999, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposal listed in Item 2.

           PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                    ------------------------------------------------------------------------------
                    The Board of Directors unanimously recommends a vote "FOR" all of the nominees    Please mark your vote   [x]
                    named in Item 1 and a vote "FOR" the proposal in Item 2.                          as indicated in this
                    ------------------------------------------------------------------------------    example.

                                                                                                         I will attend the    [ ]
                                                                                                          Annual Meeting.
1.  Election of four                     FOR           WITHHOLD
    Directors for terms of          All nominees        for all
    three years each.                (except as        nominees
    Nominees: Leonard R.               otherwise
    Cashman, Stephen W. Ensign,      indicated)
    Dennis A. Morrow, and               [ ]              [ ]
    Kenneth D. Weed

   Instruction: TO WITHHOLD
   AUTHORITY to vote for any
   individual nominee, write
   that nominee's name in
   the space provided:


-----------------------------

                                                                       FOR      AGAINST    ABSTAIN
2.    Ratification of the                                              [ ]        [ ]       [ ]
      appointment of
      Shatswell MacLeod & Co., P.C. as
      independent auditors for the fiscal year
      ending December 31, 1999.

The undersigned hereby acknowledges receipt of the Notice of the 1999 Annual
Meeting of Stockholders and the Proxy Statement, dated March 5, 1999 for the
1999 Annual Meeting.

--------------------------------------------------


--------------------------------------------------
Signature(s)

Dated:____________________________________________, 199_
Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.